UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2021

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Blvd, Charlotte, NC 28217
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060
________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American
8.0% Series A Cumulative Convertible Preferred Stock	YCBDpA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on December 3, 2018 cbdMD, Inc. (“cbdMD”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among cbdMD, its wholly-owned subsidiaries and Cure Based Development, LLC pursuant to which it acquired all of the membership interests of Cure Based Development, LLC from its then sole member CBD Holding, LLC (“CBDH”). The transaction closed on December 21, 2018. As partial consideration for such transaction, CBDH received contractual rights (the “Earnout Rights”) to receive up to 15,250,000 additional shares of cbdMD’s common stock (the “Earnout Shares”) based upon the achievement of certain earnout targets as set forth in the Merger Agreement. In February 2020, in connection with its liquidation, CBDH distributed the Earnout Rights to its members based upon the members’ pro pro-rata ownership interest in CBDH. Members of CBDH at the time of its liquidation and this distribution included affiliates of Martin A. Sumichrast and R. Scott Coffman, directors and executive officers of cbdMD. In February 2020 and March 2021 cbdMD issued Earnout Shares to the CBDH members representing the shares earned in the first and second marking periods based upon their pro-rata ownership interest in CBDH. Following these issuances, there remain Earnout Rights to an aggregate of 6,773,953 Earnout Shares which may be issued upon the achievement of the revenue targets in the Merger Agreement during the third and fourth marking periods.

The third marking period (“Third Marking Period”) was originally an 18 month period commencing on January 1, 2021 and ending on June 30, 2022 (the “Third Marking Period End Date”), after which time the determination of the issuance of any remaining Earnout Shares would be made pursuant to the terms of the Merger Agreement. On March 31, 2021 cbdMD entered into Addendum No. 1 to the Merger Agreement (“Addendum No. 1”) with the holders of the remaining Earnout Rights which amended the measurement periods within the Third Marking Period to change the determination of the aggregate net revenues within the Third Marking Period to a quarterly basis for each of the six fiscal quarters within the Third Marking Period, beginning with the quarter ended March 31, 2021, instead of following Third Marking Period End Date. This change in the measurement date, however, has no effect on the number of remaining Earnout Shares issuable under the Earnout Rights and no effect on the earnout targets; Addendum No. 1 simply changes the physical issuance date(s) of the remaining Earnout Shares, if in fact, such shares are earned pursuant to the terms of the Merger Agreement. Addendum No. 1 did not change any of the terms of the Fourth Marking Period (as that term is defined in the Merger Agreement).

By way of background, under U.S. generally accepted accounting principles (“U.S. GAAP”) cbdMD is required to account for the Earnout Shares as a non-cash contingent liability and each quarter cbdMD records increases or decreases in the fair value as an adjustment to earnings, which has had a material impact on cbdMD’s results of operations. Changes in the market price of its common stock, which is one of the inputs used in determining the amount of the non-cash contingent liability, results in increases or decreases in this non-cash liability, and positively or negatively impacts cbdMD’s net loss or profit to common shareholders for the period. cbdMD entered into the Amendment No. 1 to the Merger Agreement in an effort to mitigate the U.S. GAAP impact of this non-cash liability on cbdMD’s financial statements during such 18 month period. While not changing the ultimate number of Earnout Shares which cbdMD will issue during the Third Marking Period, which such number is presently unknown as it is based upon the achievement of the revenue targets in the Merger Agreement, such change in the measurement periods within the Third Marking Period will reduce the number Earnout Shares used to calculate the non-cash liability on a quarterly basis, thereby reducing the quarterly impact on cbdMD’s financial statements of the non-cash changes in the contingent liability.

The foregoing description is qualified in its entirety by reference to Addendum No. 1, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

10.1	Addendum No. 1 to Agreement and Plan of Merger dated March 31, 2021				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: April 1, 2021	By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Financial Officer and Chief Operating Officer